UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 4, 2026

ELECTRONIC ARTS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California	94065-1175
(Address of Principal Executive Offices)	(Zip Code)

(650) 628-1500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	EA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the previously announced Merger (as defined below) pursuant to the Agreement and Plan of Merger, dated as of September 28, 2025 (the “Merger Agreement”), by and among Electronic Arts Inc., a Delaware corporation (“Electronic Arts” or the “Company”), Oak-Eagle AcquireCo, Inc., a Delaware corporation (“Parent”), and Oak-Eagle MergerCo, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”).

On August 4, 2026 (the “Closing Date”), pursuant to the Merger Agreement and upon the terms and subject to the conditions set forth therein, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”). Parent and Merger Sub are entities formed by an investor consortium comprised of The Public Investment Fund (“PIF”), private investment funds affiliated with Silver Lake Group, L.L.C. (“Silver Lake”) and private investment funds affiliated with Affinity Partners (“Affinity,” and, together with PIF and Silver Lake, the “Consortium”).

Item 1.01	Entry into a Material Definitive Agreement.

New Credit Agreement

On August 4, 2026, Parent, as the borrower, entered into that certain Credit Agreement with JPMorgan Chase Bank N.A. and J.P. Morgan SE, each as administrative agent, JPMorgan Chase Bank N.A., as collateral agent and a letter of credit issuer, and the financial institutions from time to time party thereto as lenders (the “Credit Agreement”), which provides for (i) a first lien term loan B facility funded on August 4, 2026, consisting of a $6,125.0 million tranche and a €1,725.0 million tranche, (ii) a $3,250.0 million first lien term loan A facility funded on August 4, 2026, and (iii) a first lien revolving credit facility with revolving credit commitments of $500.0 million (collectively, the “Credit Facilities”). The obligations under the Credit Agreement are guaranteed by certain material domestic restricted subsidiaries of Parent, including the Company (subject to certain exclusions and exceptions), and are secured by substantially all assets of Parent and the guarantors, including the Company (subject to certain exclusions and exceptions). The Credit Agreement includes representations and warranties, covenants, events of default and other provisions that are customary for facilities of this type.

New Notes

On April 8, 2026, Parent closed its private offering (the “New Notes Offering”) of (i) $2,875.0 million aggregate principal amount of 7.250% senior secured notes due 2033 (the “USD Notes”), (ii) €1,080.0 million aggregate principal amount of 6.250% senior secured notes due 2033 (the “EUR Notes” and, together with the USD Notes, the “Secured Notes”) and (iii) $2,500.0 million aggregate principal amount of 8.750% senior notes due 2034 (the “Unsecured Notes” and, together with the Secured Notes, the “New Notes”). Net proceeds from the New Notes Offering, together with borrowings under the Credit Facilities, the equity contributions from funds affiliated with the Consortium and cash on hand, were used (i) to pay the cash consideration for the Merger, (ii) to finance the repayment, prepayment, repurchase, defeasance, redemption or refinancing of the Company’s existing outstanding indebtedness and (iii) to pay any related premiums, fees and expenses.

The Secured Notes were issued pursuant to the Indenture, dated as of April 8, 2026 (the “Secured Notes Base Indenture”), by and among Parent, as issuer, U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Secured Notes Trustee”) and as notes collateral agent (in such capacity, the “Notes Collateral Agent”), U.S. Bank Europe DAC, as registrar and as transfer agent for the EUR Notes, and U.S. Bank Europe DAC, UK Branch, as paying agent for the EUR Notes. The Unsecured Notes were issued pursuant to the Indenture, dated as of April 8, 2026 (the “Unsecured Notes Base Indenture”), by and between the Parent and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Unsecured Notes Trustee”).

In connection with the consummation of the Merger, on the Closing Date, (i) Parent, the guarantors named therein, including the Company (collectively, the “Guarantors”), the Secured Notes Trustee and the Notes Collateral Agent entered into the First Supplemental Indenture to the Secured Notes Base Indenture (together with the Secured Notes Base Indenture, the “Secured Notes Indenture”), pursuant to which the Guarantors guaranteed the Secured Notes on a senior secured basis, and (ii) Parent, the Guarantors and the Unsecured Notes Trustee entered into the First Supplemental Indenture to the Unsecured Notes Base Indenture (together with the Unsecured Notes Base Indenture, the “Unsecured Notes Indenture” and the Unsecured Notes Indenture, together with the Secured Notes Indenture, the “Indentures”), pursuant to which the Guarantors guaranteed the Unsecured Notes on a senior unsecured basis.

Interest on the New Notes accrues from April 8, 2026 and is payable semi-annually in arrears on January 1 and July 1 of each year, beginning on January 1, 2027. The Secured Notes and the Unsecured Notes will mature on July 1, 2033 and July 1, 2034, respectively, unless earlier redeemed or repurchased.

At any time prior to July 1, 2029, Parent may redeem the New Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the New Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date plus the applicable “make-whole premium” set forth in the applicable Indenture. At any time on or after July 1, 2029, Parent may redeem the New Notes, in whole or in part, at the redemption prices set forth in the applicable Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

At any time prior to July 1, 2029, Parent may also redeem up to 40% of each series of New Notes with the net cash proceeds from certain equity offerings at a redemption price equal to, with respect to the USD Notes, 107.250% of the principal amount thereof, with respect to the EUR Notes, 106.250% of the principal amount thereof, and with respect to the Unsecured Notes, 108.750% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, at any time prior to July 1, 2029, Parent may redeem up to 10% of the aggregate principal amount of each series of Secured Notes during each calendar year at a purchase price equal to 103% of the aggregate principal amount of such Secured Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (with any such amount not utilized in 2026 and 2027 permitted to be carried forward to 2027 and 2028, respectively (but not any subsequent period)).

The Indentures and the New Notes also include restrictive covenants, events of default and other customary provisions.

Some or all of the parties to the agreements set forth in this Item 1.01, or their affiliates, have in the past provided investment banking, commercial banking services or other financial advisory services to the Company and its affiliates for which they received customary fees and expenses, and they may provide similar services in the future.

Item 1.02	Termination of Material Definitive Agreements.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 1.02.

Concurrently with the closing of the Merger, the Company terminated all revolving credit commitments outstanding under the Credit Agreement, dated as of March 22, 2023 (as amended, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”), by and among the Company, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent. Immediately prior to termination, the facility under the Existing Credit Agreement was undrawn.
Some or all of the parties to the agreements set forth in this Item 1.02, or their affiliates, have in the past provided investment banking, commercial banking services or other financial advisory services to the Company and its affiliates for which they received customary fees and expenses, and they may provide similar services in the future.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), and as a result of the Merger:

•
each issued and outstanding share of common stock of the Company, par value $0.01 per share (the “Company Common Stock”) (other than (i) shares of Company Common Stock that, immediately prior to the Effective Time, were owned by the Company and not held on behalf of third parties, (ii) shares of Company Common Stock that were owned by Parent or Merger Sub, in each case immediately prior to the Effective Time and (iii) shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time and held by stockholders who properly demanded appraisal of such shares pursuant to Section 262 of the General Corporation Law of the State of Delaware) was converted into the right to receive $210 per share in cash, without interest (the “Merger Consideration”);

•
each outstanding vested stock option was converted into the right to receive, for each share of Company Common Stock subject to such option, the excess, if any, of the Merger Consideration over the per share exercise price;

•
each outstanding compensatory restricted stock unit (“RSU”) that was vested or held by a non-employee director of the Company was converted into the right to receive, for each share of Company Common Stock subject to such RSU, the Merger Consideration; and

•
each outstanding unvested RSU was converted into a corresponding restricted cash award based on the Merger Consideration, subject to the same terms and conditions as applied to such awards immediately prior to the Effective Time, other than performance conditions, with any performance goals with an incomplete performance period or for which performance had not been certified as of immediately prior to the Effective Time deemed earned at the greater of target and the actual performance measured through the latest practicable date prior to the Effective Time.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 29, 2025, the terms of which are incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On August 4, 2026, in connection with the consummation of the Merger, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) that the Merger had been completed and requested that Nasdaq suspend trading of Company Common Stock on Nasdaq prior to the opening of trading on August 5, 2026. The Company also requested that Nasdaq file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting of all shares of Company Common Stock from Nasdaq and the deregistration of such shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the shares of Company Common Stock will no longer be listed on Nasdaq. Trading of the Company Common Stock on Nasdaq was halted after the close of trading on the Closing Date.

In addition, after effectiveness of the Form 25, the Company intends to file a certification and notice of termination of registration on Form 15 with the SEC requesting the termination of registration of all shares of Company Common Stock under Section 12(g) of the Exchange Act, and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to all shares of Company Common Stock.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

As a result of the Merger, each share of Company Common Stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K) was automatically cancelled and exchanged, at the Effective Time, into the right to receive the Merger Consideration.

Accordingly, at the Effective Time, the holders of such shares of Company Common Stock ceased to have any rights as shareholders of the Company, other than the right to receive the Merger Consideration.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and in Items 2.01, 3.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

As a result of the Merger, at the Effective Time, a change of control of the Company occurred, and the Company became a wholly owned subsidiary of Parent. The total consideration payable in connection with the Merger and pursuant to the Merger Agreement is approximately $55 billion. The funds used by Parent to consummate the Merger and complete the related transactions came from equity financing and debt financing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

Pursuant to the Merger Agreement, at the Effective Time, the following persons, who were directors of the Company immediately prior to the completion of the Merger, voluntarily resigned from the board of directors of the Company (the “Board”) and from any and all committees and subcommittees of the Board on which they served: Kofi Bruce, Rachel A. Gonzalez, Jeffrey T. Huber, Talbott Roche, Richard A. Simonson, Luis Ubiñas and Heidi Ueberroth.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03.

In connection with the completion of the Merger, on August 4, 2026, the Company filed with the Secretary of State of the State of Delaware the certificate of merger relating to the Merger. Pursuant to the terms of the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, was amended and restated in its entirety to be in the form set forth as Exhibit A to the Merger Agreement, and, as so amended and restated, became the certificate of incorporation of the Surviving Corporation (the “Charter”). A copy of the Charter is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Additionally, pursuant to the terms of the Merger Agreement, at the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, became the bylaws of the Surviving Corporation, except that references to Merger Sub’s name were replaced with references to the Company’s name (the “Bylaws”). A copy of the Bylaws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

Existing Notes

On February 10, 2026, Parent announced that it had commenced offers to purchase for cash (collectively, the “Tender Offers”) any and all of the Company’s outstanding (i) 1.850% Senior Notes due 2031 (the “2031 Notes”) and (ii) 2.950% Senior Notes due 2051 (the “2051 Notes” and, together with the 2031 Notes, the “Existing Notes”) and related solicitations of consents. The Tender Offers expired at 5:00 PM, New York City time, on July 30, 2026 (the “Expiration Time”). $68.830 million aggregate principal amount of the 2031 Notes and $7.922 million aggregate principal amount of the 2051 Notes were validly tendered and not validly withdrawn as of the Expiration Time. Therefore $681.170 million aggregate principal amount of the 2031 Notes remain outstanding and $742.078 million aggregate principal amount of the 2051 Notes remain outstanding on the Closing Date.

Following the consummation of the Tender Offers, with respect to the outstanding Existing Notes not tendered and purchased pursuant to the Tender Offers, Parent caused the Company to defease certain obligations under that certain Indenture, dated as of February 24, 2016, as supplemented by that certain Second Supplemental Indenture, dated as of February 11, 2021 (as supplemented, the “Existing Notes Indenture”), each by and between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Existing Notes Trustee”), governing the Existing Notes. To effect the defeasance, the Company irrevocably deposited U.S. Government Obligations (as defined in the Existing Notes Indenture) with the Existing Notes Trustee in a defeasance trust fund for the benefit of the holders of such outstanding Existing Notes in amounts sufficient to pay principal of, premium, if any, and interest on such Existing Notes when due. As a result of the defeasance, the Company may omit to comply with certain terms, provisions and conditions set forth in certain covenants with respect to the Existing Notes, and related events of default shall be deemed not to be events of default with respect to the Existing Notes.

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On August 4, 2026, the Company issued a press release announcing completion of the Merger. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits
2.1
Agreement and Plan of Merger, by and among Electronic Arts Inc., Oak-Eagle AcquireCo, Inc. and Oak-Eagle MergerCo, Inc., dated as of September 28, 2025 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 29, 2025).

3.1	Fifth Amended and Restated Certificate of Incorporation of Electronic Arts Inc.

3.2	Amended and Restated Bylaws of Electronic Arts Inc.

99.1	Press Release, dated August 4, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Date: August 4, 2026	By:	/s/ Jacob J. Schatz
	Name:	Jacob J. Schatz
	Title:	Executive Vice President, Global Affairs and Chief Legal Officer